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                                                                    EXHIBIT 10.3

                                     MYOGEN, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         This Series A Preferred Stock Purchase Agreement (the "AGREEMENT") is entered into as of this 21st day of May, 1998, by and among MYOGEN, INC., a Delaware corporation (the "COMPANY") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of Six Million (6,000,000) shares of its Series A Preferred Stock (the "SERIES A STOCK");

         WHEREAS, Purchasers desire to purchase the Series A Stock on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE

         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares having the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company, as amended, in the form attached hereto as EXHIBIT B (the "CERTIFICATE") and
(ii) the issuance of such shares of Common Stock to be issued upon the conversion of the Shares (the "CONVERSION SHARES").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on EXHIBIT A at a purchase price of One Dollar ($1.00) per share (the "SHARES").

         1.3 The Purchasers and any other purchaser acceptable to all of the then existing Purchasers may purchase up to the balance of the authorized shares of Series A Stock upon the terms and conditions set forth in this Agreement at any time on or before the one hundred eightieth (180th) day following the first Closing (the "PURCHASE EXPIRATION DATE"). Any shares of Series A Stock sold pursuant to this Section 1.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchaser thereof shall be deemed to be "Purchasers" for all purposes under this Agreement. Exhibit A shall be revised to reflect the number of Shares purchased by each Purchaser at each Closing.

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2.       CLOSING, DELIVERY AND PAYMENT

         2.1 FIRST CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "CLOSING") shall take place at 10:00 a.m. local time on May 21, 1998 at the offices of Davis Graham & Stubbs, LLP, 4410 Arapahoe Avenue, Suite 200, Boulder, Colorado 80303 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

         2.2 SUBSEQUENT CLOSING. The closing of the sale and purchase of any additional Shares pursuant to Section 1.3 of this Agreement shall occur upon the date and time as mutually agreed upon by the Purchasers and the Company at the offices of Davis Graham & Stubbs, LLP, 4410 Arapaho Avenue, Suite 200, Boulder, Colorado 80303 or at such other place as the Company and the Purchasers may mutually agree. Any subsequent closing shall be referred to herein as a "CLOSING" and any subsequent closing date shall be referred to herein as a "CLOSING DATE."

         2.3 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, or cancellation of indebtedness.

3.       REDEMPTION RIGHT

         3.1 In the event the Purchasers do not purchase Shares with an aggregate purchase price equal to or greater than Three Million Dollars ($3,000,000) on or before the Purchase Expiration Date, (i) each Purchaser shall have the right to require the Company to redeem all, but not less than all, Shares held by such Purchaser and (ii) the Company shall have the right, at its option to redeem all issued and outstanding Shares upon the terms and conditions set forth in this Section 3. The parties agree that stockholders holding a majority of the Common Stock outstanding as of the date of this Agreement may authorize the exercise of the Company's right to redeem as set forth in this
Section 3.1.

         3.2 In the event a Purchaser or the Company desires to exercise its right as set forth in Section 3.1 hereof, such exercising party shall deliver a written notice (i) to the Company and all other Purchasers if such exercising party is a Purchaser, or (ii) to all Purchasers if such exercising party is the Company, notifying such parties of the redemption to be effected, specifying the number of Shares to be redeemed, the date on which the redemption shall occur (which date shall be no later than ten (10) business days after the date of such written notice), the manner and place at which payment will be made and at which certificates will be surrendered.

         3.3 Any Shares the Company redeems pursuant to this Section 3 shall be redeemed at a price of One Dollar ($1.00) per share (as adjusted for any stock dividends and stock splits) by delivery, at the Company's option, of either: (1) cash or (2) a promissory note in the form attached hereto as EXHIBIT C in the amount of the aggregate redemption price.

         3.4 On the designated redemption date, each Purchaser holding Shares to be redeemed shall surrender to the Company the certificate or certificates representing such Shares, in the manner and at the place designed in the redemption notice, and thereupon the redemption

                                       2.

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price of such Shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

         3.5 If the funds of the Company legally available for redemption of the Shares are insufficient to redeem the total number of Shares issued and outstanding on the redemption date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Shares to be redeemed based upon their holdings of Shares. The Shares not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter, when additional funds of the Company are legally available for the redemption of the Shares, such funds will immediately be used to redeem the balance of the Shares which the Company has become obligated to redeem but which it has not redeemed.

         3.6      The rights in this Section 3 shall expire upon the ninetieth
(90th) day after the Purchase Expiration Date.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions, the Company hereby represents and warrants to each Purchaser as of each Closing Date as follows:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement in the form attached hereto as EXHIBIT D (the "INVESTOR RIGHTS AGREEMENT") and the Shareholders Agreement attached hereto as EXHIBIT E (the "SHAREHOLDERS AGREEMENT"), to issue and sell the Shares, the Conversion Shares, upon conversion thereof, and to carry out the provisions of this Agreement, the Investor Rights Agreement, the Shareholders Agreement and the Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in Colorado and in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company does not have any subsidiaries and is not a participant in any joint venture, partnership or similar arrangement.

         4.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of Twenty Million (20,000,000) shares of Common Stock, Three Million Four Hundred Thousand (3,400,000) shares of which are issued and outstanding and Two Million Two Hundred Eighty Thousand (2,280,000) shares of which are reserved for future issuance to employees and Ten Million (10,000,000) shares of Preferred Stock, Six Million (6,000,000) of which are designated Series A Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued to the persons listed on EXHIBIT F hereto, (ii) are fully paid and nonassessable, and
(iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and

                                       3.

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restrictions of the Shares are as stated in the Certificate. The Conversion
Shares have been duly and validly reserved for issuance. Other than as set forth on EXHIBIT F, and except as may be granted pursuant to the Investor Rights Agreement and the Shareholders Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         4.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the Investor Rights Agreement and the Shareholders Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Closing. The Agreement, the Investor Rights Agreement and the Shareholders Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         4.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser its (i) unaudited balance sheet as at May 7, 1998 (the "FINANCIAL STATEMENTS"), copies of which are attached hereto as EXHIBIT G. The Financial Statements are complete and correct in all material respects, and present fairly the financial condition and position of the Company as of May 7, 1998.

         4.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to May 7, 1998, which have not been, either in any individual case or in the aggregate, materially adverse to the financial condition or operating results of the Company.

         4.6      AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock and except as set forth on the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                                       4.

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                  (b)      Except as set forth on the Schedule of Exceptions,
there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Balance Sheet) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel and business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) Except as set forth on the Schedule of Exceptions, the Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         4.7 OBLIGATIONS TO RELATED PARTIES. Except as set forth on the Schedule of Exceptions, there are no obligations of the Company to owners, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company (except as a holder of securities of a publicly traded company to the extent of not more

                                       5.

than two percent (2%) of the issued and outstanding securities of such corporation). No officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         4.8 CHANGES. Since May 7, 1998 there has not been to the Company's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder.

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i)      Any labor organization activity;

                  (j) Any debt obligation or liability incurred, assumed or guaranteed by the Company, except for those immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                                       6.

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         4.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the Financial Statements and good title to its leasehold estates, to the Company's knowledge, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

         4.10 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes ("INTELLECTUAL PROPERTY") necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. Except as set forth on the Schedule of Exceptions, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Except as set forth on the Schedule of Exceptions, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Intellectual Property. Except as set forth on the Schedule of Exceptions, the Company is not obligated to make any payments by the way of royalties, fees or otherwise to any owner or licensor of any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. Except as set forth on the Schedule of Exceptions, the Company has not granted to any third party any option, license or other right of any kind to its Intellectual Property. Except as set forth on the Schedule of Exceptions, the Company does not license any technology from any third party other than for internal use. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware of any violation by a

                                       7.

third party of any of the Company's patents, trademarks, service marks, trade names, copyrights, trade secrets, information or other proprietary rights and processes. Except as set forth on the Schedule of Exceptions, the Company is not aware that any of its officers, employees, consultants, contractors or shareholders is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted or that would prevent such officers, employees, consultants or contractors from assigning inventions to the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees or consultants of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee or consultant is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned or licensed to the Company.

         4.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate or Bylaws, or of any provision of any mortgage, indenture, contact, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, the Investor Rights Agreement and the Shareholders Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate, will not result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         4.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, the Investor Rights Agreement or the Shareholders Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                                       8.

         4.13 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets of the date of this Agreement that is not adequately provided for.

         4.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, patent disclosure agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         4.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, officer, consultant and contractor of the Company has executed either a Proprietary Information and Inventions Agreement or a Consulting Agreement substantially in the forms of EXHIBIT H-1 and EXHIBIT H-2 attached hereto.

         4.16 REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         4.17 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings

                                       9.

that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         4.18 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         4.19 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

         4.20 FULL DISCLOSURE. The Company has provided each Purchaser with all information which such Purchaser has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable the Purchasers to make such decision. This Agreement, the Exhibits hereto, the Investor Rights Agreement the Shareholders Agreement and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

         4.21 CORPORATE DOCUMENTS; MINUTE BOOKS. The Certificate and Bylaws of the Company are in the form previously provided to special counsel to the Purchasers. The minute books of the Company provided to the Purchaser's legal counsel contain a complete minutes of all meetings of and records of all actions taken by directors and shareholders since the time of incorporation.

         4.22 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

                                       10.

         4.23 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any third party, and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

         4.24 VOTING AGREEMENTS. Except as set forth herein, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board of Directors, and to the best of the Company's knowledge, there is no voting agreement or other arrangement among its stockholders with respect to the election of any individual or individuals to the Board of Directors.

         4.25 EMPLOYEE BENEFIT PLANS. The Company does not have any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

         4.26 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         4.27 SMALL BUSINESS STOCK. As of the date hereof, (i) the Company is a qualified small business within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) the Shares are qualified small business stock within the meaning of Section 1202(c) of the Code as to taxpayer in whose hands such stock would be eligible to qualify as small business stock.

         4.28 DISTRIBUTIONS. There has been no declaration or payment by the Company of any dividend, nor any distribution by the Company of any assets of any kind, to any class or series of its capital stock.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         5.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Investor Rights Agreement and the Shareholders Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement, the Investor Rights Agreement and the Shareholders Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Investor Rights Agreement and the Shareholders Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

                                       11.

         5.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, the Investor Rights Agreement and the Shareholders Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited brokers

                                       12.

transaction or in transactions directly with a market maker (as defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares, are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

6.       CONDITIONS TO CLOSING

         6.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of each such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investor Rights Agreement and the Shareholders Agreement (except for such as may be properly obtained subsequent to each Closing).

                  (d) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request. The Company shall submit revised, detailed milestones and budgets acceptable to Purchasers for the twelve-month period following the First Closing.

                  (e) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated the date of the Closing Date, to the effect that the conditions specified in subsections (a) through (1) of this Section 5.1 have been satisfied. The Company shall have delivered to Purchasers a Secretary's Certificate, executed by the Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Purchasers.

                  (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                                       13.

                  (g) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the parties thereto.

                  (h) SHAREHOLDERS AGREEMENT. The Shareholders Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by the parties thereto.

                  (i) BOARD OF DIRECTORS. Upon the First Closing, the authorized size of the Board of Directors of the Company shall be four members and Michael Bristow, Mike Juliano, Don Milder and Dan Mitchell will be appointed as members of the Board. Upon the Second Closing, the authorized size of the Board of Directors of the Company shall be seven members shall consist of Michael Bristow, Don Milder, Dan Mitchell, the Company's chief executive officer, a person to be designated by the Purchasers and two independent directors to be agreed upon by a majority of the existing directors.

                  (j) CERTIFICATE. The Company shall have filed with the Secretary of State of the State of Delaware the Certificate substantially in the form of EXHIBIT B attached hereto.

                  (k) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT I.

                  (l) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (m) KEY PERSON LIFE INSURANCE. Within sixty (60) days of the date hereof, the Company agrees to obtain from financially sound and reputable insurers term life insurance on the lives of Michael Bristow and Leslie Leinward in the amounts of $2,000,000 and $1,000,000 respectively. The Company will cause to be maintained the term life insurance required by this
Section 6.1(m). Such insurance policies shall name the Company as loss payee and shall not be cancelable by the Company without the prior approval of the Board of Directors.

                  (n) DUE DILIGENCE. The Purchasers shall (i) have completed their due diligence of the Company, and (ii) be satisfied, in their sole discretion, with the results of such due diligence review.

                  (o) EMPLOYEE STOCK OPTIONS. The Purchasers shall be satisfied with the Company's employee stock arrangements.

                  (p) COMPANY COUNSEL. The Company shall have engaged corporate counsel to the Company which counsel shall be satisfactory to the Investors.

                                       14.

                  (q) ACCOUNTING FIRM. Within a reasonable period of time after the date hereof, the Company agrees to engage a "Big Five" national accounting firm to perform annual audits of the Company's financial statements.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchasers in Section 5 hereof shall be true and correct in all material respects at the date of the First Closing and the Second Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before each such Closing.

                  (c) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by the Purchasers.

                  (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investor Rights Agreement and the Shareholders Agreement (except for such as may be property obtained subsequent to the Closing).

7.       MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Investor Rights Agreement and the Shareholders Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties

                                       15.

with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6      AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of more than a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of more than a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investor Rights Agreement and the Shareholders Agreement or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Certificate or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Certificate, by-law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company

                                       16.

shall, at the Closing, reimburse the reasonable fees and expenses of Davis, Graham & Stubbs LLP, special counsel for the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

         7.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claim, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       17.

         IN WITNESS WHEREOF, the parties hereto have executed this SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                   INVESTORS:

MYOGEN, INC.                               SEQUEL LIMITED PARTNERSHIP

                                           By: Sequel Venture Partners, LLC
                                               its General Partner

By: /s/  Michael Juliano                   By:  /s/ Dan Mitchell
    ---------------------------                ---------------------------------
    Michael Juliano                            Manager
    President

                                           SEQUEL EURO LIMITED PARTNERSHIP

                                           By: Sequel Venture Partners, LLC
                                               its General Partner

                                           By:  /s/ Dan Mitchell
                                               ---------------------------------
                                               Manager

                                           CROSSPOINT VENTURE PARTNERS 1997

                                           By:  /s/ Donald B. Milder
                                               ---------------------------------
                                               its General Partner

                                           By: _________________________________

                                       18.

         IN WITNESS WHEREOF, the parties hereto have executed this SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the 23rd day of September 1998.

                                           INVESTORS:

                                           INTERWEST PARTNERS VI, LIMITED
                                                      PARTNERSHIP

                                           By:  /s/ Arnold Oronsky
                                               ---------------------------------
                                               its General Partner

                                           INTERWEST INVESTORS VI, LIMITED
                                                      PARTNERSHIP

                                           By:  /s/ Arnold Oronsky
                                               ---------------------------------
                                               its General Partner

                                      19.

                                   SCHEDULE A

                                                    AGGREGATE
                                       NO. OF       PURCHASE
      NAME AND ADDRESS                 SHARES         PRICE
-------------------------------      ------------   ----------
Sequel Limited Partnership            1,321,834     $1,321,834
4430 Arapahoe Avenue, Suite 220      (1,071,834)*
Boulder, CO 80303

Sequel Euro Limited Partnership         578,166     $  578,166
4430 Arapahoe Avenue, Suite 220        (468,817)
Boulder, CO 80303

Crosspoint Venture Partners 1997      2,100,000     $2,100,000
18552 MacArthur Blvd., Suite 400     (1,850,000)
Irvine, CA 92612

InterWest Partners VI, L.P.           1,939,200     $1,939,200
3000 Sand Hill Road                  (1,696,800)
Building 3, Suite 255
Menlo Park, CA 94025

InterWest Investors VI, L.P.             60,800     $   60,800
3000 Sand Hill Road                     (53,200)
Building 3, Suite 255
Menlo Park, CA 94025

* Numbers in parentheses indicate shares acquired through the second traunch investment.

                                       20.